UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2023, Frederick M. Danziger retired from the Board of Directors of Monro, Inc. (the “Company”). Mr. Danziger’s retirement was not due to any disagreement with the Company.

Also on February 9, 2023, the Board of Directors (“Board”) appointed Hope B. Woodhouse to fill the vacancy on the Board. Ms. Woodhouse will serve on the Audit Committee and Compensation Committee of the Board. In addition to her independence, she is qualified as “financial expert” for purposes of the Company’s Audit Committee. As a non-employee member of the Board, Ms. Woodhouse is entitled to the director compensation disclosed in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on July 7, 2022. There are no arrangements or understandings between Ms. Woodhouse and any other person pursuant to which she was selected to serve on the Board. There are no transactions in which the Company is a party and in which Ms. Woodhouse has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On February 9, 2023, the Company issued a press release announcing Ms. Woodhouse’s appointment and Mr. Danziger’s retirement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    The following is a list of exhibits filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by the Company on February 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

February 9, 2023	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President - Chief Legal Officer and Secretary